Exhibit 10.4

Exhibit 10.4

2005 DEFERRED COMPENSATION PLAN

FOR KEY EMPLOYEES OF

SRA INTERNATIONAL, INC.

(Effective as of February 1,2005)

2005 DEFERRED COMPENSATION PLAN

FOR KEY EMPLOYEES OF

SRA INTERNATIONAL. INC.

In recognition of the services provided to SRA International, Inc. (the “Company”) by certain officers, key management and highly compensated employees, the Company maintains the 2005 Deferred Compensation Plan for Key Employees of SRA International, Inc. (the “Plan”) to offer such employees opportunities to defer receipt of a portion of their compensation, including any incentive bonuses, payable to them by the Company until the time set forth herein and to provide such employees with retirement benefits that would otherwise be unavailable by reason of certain restrictive provisions of law applicable to the Company’s 401(k) Plan. In order to defer taxation to the date of distribution, amounts deferred by Participants in the Plan must be credited to an irrevocable “rabbi trust” under applicable Internal Revenue Service guidelines, and such amounts would be subject to the general creditors of the Company until distributed to Participants. The Plan shall be effective February 1,2005 (the “Effective Date”) under the terms and conditions hereinafter set forth.

TABLE OF CONTENTS

Article 1 Definitions and Construction Page 1

Article 2 Benefits 4

6

Article 4 Death Benefits. 9

Article 5 Vesting 10

Article 6 Funding , 11

Article 7 Administration 12

Article 8 Amendment and Termination , , 16

Article 9 Miscellaneous “. 17

-i-

ARTICLE 1 DEFINITIONS AND CONSTRUCTION

Sec. 1.01 Definitions. Whenever used in this Plan: “Account” means the entire interest of a Participant in the Plan.

“Affiliate” means any firm, partnership, or corporation in which SRA International, Inc. possesses an ownership interest, directly or indirectly through one or more intermediaries, and has been designated as such by a resolution of the Board of Directors of SRA International, Inc. or its designee; provided that an “Affiliate” shall only be considered as such for the period that such relationship with SRA International, Inc. shall exist

“Beneficiary” means any individual or entity designated by a Participant pursuant to Section 4.02 to receive death benefits described in Section 4.01 subsequent to the Participant’s death.

“Board” means the Board of Directors or other governing body of the Company.

“Change in Control” shall be deemed to have occurred if (i) as a result of any transaction, another person or entity (the “Acquirer”), acquires voting stock of the Company in an aggregate amount so as to enable the Acquiror to exercise more than 50% of the voting power of the Company, (ii) an unrelated Acquiror (as defined in applicable Treasury guidance) acquires all or substantially all of the assets of the Company, or (iii) upon the consummation of a merger or consolidation to which the Company is a party, the voting stock of the Company outstanding immediately prior to consummation of the merger or consolidation is converted into cash or securities possessing less than 50% of the voting power of the surviving corporation.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute of similar nature and purpose.

“Company” means SRA International, Inc. and such subsidiaries of SRA International, Inc. as designated by the Board, in its sole discretion, as the participating employers of this Plan. For purposes of any forms or documents, including compensation deferral election forms, that are prepared in connection with the implementation of this Plan, any reference to the Company or SRA International, Inc. shall be deemed to include the reference to the subsidiaries of SRA international, Inc. that are designated by the Board as participating employers of this Plan.

“Compensation Deferral” means the amount or amounts of a Participant’s Total Compensation deferred under the provisions of Article 2 of this Plan.

“Deferred Compensation Committee” means the Deferred Compensation Committee as established by the Company.

“Eligible Employee” means an Employee who is an officer, senior principal or certain other members of management or highly compensated employees as determined by the Company from time to time, and who is eligible to participate in the Plan as designated by the Plan Administrator in its sole discretion.

“Employee” means any individual employed by the Company (as determined in accordance with the personnel policies and practices of the Company).

“401(k) Plan” means the Company’s 401 (k) Plan.

“Hardship” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

“Normal Retirement Age” means the later of (1) the Participant’s 65th birthday or (2) the Participant’s date of Separation from Service.

“Participant” means (a) any Eligible Employee who makes a Compensation Deferral pursuant to Section 2.01 hereof, or (b) any former Eligible Employee who has a balance in his or her Account greater than zero and who either (1) continues to be employed by the Company, or (2) has a vested interest in his or her Account pursuant to Article 5 which has not been distributed pursuant to Article 3 or 4.

“Plan” means the 2005 Deferred Compensation Plan for Key Employees of SRA International, Inc.

“Plan Administrator” means the individual designated as the administrator of the Plan by the Board or, if such position is vacant, the Company.

“Plan Year” means the calendar year.

“Separation from Service” means, for any Participant, cessation of employment with the Company or an Affiliate due to reasons other than death, including Total Disability or any absence that causes him or her to cease to be employed by the Company or an Affiliate. Notwithstanding the preceding sentence, a transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, or from an Affiliate to an Affiliate shall not constitute a “Separation from Service.”

“Specified Employee” means a key employee of the Company (as defined in section 416(i) of the Code without regard to paragraph (5) thereof) while the Company is traded on an established securities market or otherwise.

“Total Compensation” means the total sum of (1) the base salary (including any compensation deferrals made under the 401 (k) Plan, section 125 plan maintained by the

Company, and this Plan) and (2) any incentive bonuses, paid by the Company to an Employee during the applicable period.

“Total Disability” means the Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

“Valuation Date” means any day upon which the Plan Administrator makes valuations of the Account.

Sec. 1.02 Gender and Number. The masculine pronoun shall include the feminine; the singular shall include the plural; and vice versa.

ARTICLE 2 BENEFITS

Sec. 2.01 Participant Compensation Deferral Amounts.

Subject to paragraph (d), each Eligible Employee may elect in writing to receive a portion of his or her future base salary, as determined in paragraph (b), as deferred compensation, subject to such rules and procedures as the Plan Administrator deems appropriate. In all events, each such election shall be made once every Plan Year by the end of December that is immediately prior to the Plan Year with respect to which the base salary is earned. Notwithstanding the foregoing, with respect to the Participant’s first Plan Year, an Eligible Employee may make a written election, within 30 days after becoming eligible to participate in the Plan, to receive a portion of his or her base salary to be earned following such election, as deferred compensation. In addition, each Eligible Employee may elect in writing to receive a portion of his or her future bonus paid by the Company, as determined under paragraph (b), as deferred compensation, subject to such rules and procedures as the Plan Administrator deems appropriate. Each election to defer a portion of the bonus shall be made once with respect to each Plan Year prior to the beginning of the fiscal year to which the bonus relates.

An Eligible Employee’s Compensation Deferral amount to be credited under the Plan, for a Plan Year, shall not exceed fifty percent (50%) of his or her base salary and one hundred percent (100%) of his or her bonus for that Plan Year, reduced by any amounts withheld for the payment of taxes or other deductions required by law.

Subject to such reasonable rules as may be prescribed by the Plan Administrator, the base salary deferral amounts credited under this Section 2.01 shall be credited to a Participant’s Account on a semi-monthly basis, and the bonus deferral amounts credited under this Section 2.01 shall be credited to the Participant’s Account on an annual basis, as determined by the Plan Administrator in its sole discretion.

An Eligible Employee may elect, in writing on a form prescribed by the Plan Administrator, not to participate in the Plan with respect to any Plan Year; provided, however, that such election shall not be retroactive in effect

Sec. 2.02. Investment of Account.

(a) (1) For purposes of measuring the investment returns of his or her Account, a Participant may select, from the investment funds selected by the Plan Administrator and approved by the Company, the investment media in which all or part of his orher Account shall be deemed to be invested.

(2) The Participant shall make an investment designation in a manner permitted by the Plan Administrator (including by electronic communication) which shall remain effective until another valid direction has been made by the Participant as.herein provided. The

Participant may amend his or her investment designation at such other time or times as determined by the Plan Administrator in its sole discretion. A timely change to a Participant’s investment designation shall become effective on the next business day.

(3)	The investment media deemed to be made available to the

Participant, and any limitation on the maximum or minimum percentages of the Participant’s Account that may be deemed to be invested in any particular medium, shall be the same as from time-to-time communicated to the Participant by the Plan Administrator.

(b) Except as provided below, the Participant’s Account shall be deemed to be invested in accordance with his or her investment designations, provided such designations conform to the provisions of this Section. If-

the Participant does not furnish the Plan Administrator with complete, written investment instructions, or the written investment instructions from the Participant are unclear,

then all interests in the Participant’s Account shall be deemed invested in the Fidelity Retirement Money Market Fund. Notwithstanding the above, the Plan Administrator, in its sole discretion, may disregard the Participant’s election and determine that all interests in the Account shall be deemed to be invested in a particular or a mixture of the investment funds selected by the Plan Administrator.

Sec. 2.03. Valuation of Account.

The Company shall establish a bookkeeping Account to which will be credited an amount equal to the Participant’s Compensation Deferral made under this Plan. Compensation Deferral shall be allocated to the Account on the first business day following the date such Compensation Deferral is withheld from the Participant’s Total Compensation. The Account shall be reduced to reflect any distributions from such Account. Such reductions shall be allocated to the Account as of the date such distributions are made.

As of each Valuation Date, income, gain and loss equivalents (determined as if the Account is invested in the manner set forth under Section 2.02, hereof) attributable to the period following the-next preceding Valuation Date shall be credited to and/or deducted from the Participant’s Account.

ARTICLE 3 DISTRIBUTIONS TO PARTICIPANTS

Sec. 3.01 Distribution Upon Attainment of Normal Retirement Age. Distributions from a Participant’s Account due to the Participant’s attainment of his or her Normal Retirement Age (or, depending on the Participant’s election at the time of deferral, his or her Separation from Service, if later) shall be paid in a cash lump sum unless the Participant elects, at the time of his or her initial deferral election in accordance with Section 2.01 above, in such manner as determined by the Plan Administrator, to receive equal annual installments over a specified period. Such election shall be irrevocable, except as provided in Section 3.04 or 3.05 below. The payment shall commence as soon as administratively feasible following the date the Participant attains his or her Normal Retirement Age. Notwithstanding the foregoing, a Participant who is employed by the Company may make an irrevocable election to defer commencement of such payment for a period of at least five (5) years, provided such election is made at least one year prior to the date the Participant is to begin receiving payments pursuant to this Section 3.01. Further, notwithstanding the foregoing, upon the Participant’s attainment of Normal Retirement Age, if all unpaid amounts in the Participant’s Account do not exceed twenty five thousand dollars ($25,000), all unpaid amounts in the Participant’s Account as of such date shall be paid in a lump sum in accordance with the applicable terms of the Plan.

Sec. 3.02 Distribution Upon Separation from Service. Notwithstanding the Participant’s election for a later distribution under Sections 3.01 or 3.03, upon a Participant’s Separation from Service prior to his or her Normal Retirement Age, the Account balance of the Participant shall be paid in a cash lump sum unless the Participant irrevocably elects, at the time of his or her initial deferral election in accordance with Section 2.01 above, in such manner as determined by the Plan Administrator, to receive equal annual installments over a specified period. However, the preceding sentence shall not apply if the Participant has elected a distribution upon attainment of his or her Normal Retirement Age and has not revoked such election at the time of his or her Separation from Service. Such election shall be irrevocable, except as provided in Section 3.04 or 3.0S below. The payment shall commence as soon as administratively feasible following the date of the Participant’s Separation from Service. Further, notwithstanding the foregoing, upon the Participant’s Separation from Service, if all unpaid amounts in the Participant’s Account do not exceed twenty five thousand dollars ($25,000), all unpaid amounts in the Participant’s Account as of such date shall be paid in a lump sum in accordance with the applicable terms of the Plan.

Sec. 3.03 In-Service Distribution. Notwithstanding anything to the contrary under this Plan, a Participant may elect, at the time of his or her initial deferral election in accordance with Section 2.01 above, in such manner as determined by the Plan Administrator, to receive his or her Account balance on a fixed date, provided such date follows the ‘ Participant’s deferral election by at least two (2) years. Such distribution shall be made in a cash lump sum, unless the Participant elects, at the same time and in the same manner as the election referenced in the preceding sentence, to receive equal annual installments over a specified period. Further, notwithstanding the foregoing, a Participant who has made an election under this Section 3.03 may elect to defer receipt of his or her Account balance on a previously selected fixed date or dates, for a period of at least five (5) years, provided such election is made at least one year prior to the date the Participant is to begin receiving payments pursuant to this Section 3.03. The elections referenced in the preceding three sentences shall be irrevocable, except as provided in Section 3.04 or 3.05 below. The payment shall commence as soon as administratively feasible following the above referenced anniversary dates. Notwithstanding the foregoing, upon the above referenced anniversary dates, if all unpaid amounts in the Participant’s Account do not exceed twenty five thousand dollars ($25,000), all unpaid amounts in the Participant’s Account as of such date shall be paid in a lump sum in accordance with the applicable terms of the Plan.

Sec. 3.04 Distribution Upon a Change in Control. Notwithstanding anything to the contrary under this Plan, a Participant’s vested interest in his or her Account shall be distributed in cash in one lump sum upon the occurrence of a Change in Control. The payment shall commence as soon as administratively feasible, but not later than thirty (30) days after the effective date of the Change in Control.

Sec. 3.05 Withdrawals On Account of Hardship. In accordance with section 409A(a)(2)(A)(vi) of the Code and the applicable guidance and regulations promulgated thereunder, prior to the date a Participant becomes entitled to a distribution under Section 3.01, 3.02,3.03 or 3.04 a Participant may request, and the Plan Administrator, in its sole and absolute discretion, may approve, a withdrawal in the form of a single sum of all or a portion of the Participant’s Account balance on account of a Hardship. The Plan Administrator may request the Participant to provide such information as it deems necessary and proper for it to determine the existence of a Hardship. The Plan Administrator shall review the Participant’s request and determine the extent, if any, to which such request is justified. Any such withdrawal shall be limited to an amount which does not exceed the amount necessary to satisfy such Hardship, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such Hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship); provided that such amount shall not exceed the amount of benefit to which the Participant would be entitled if his or her employment were terminated.

Notwithstanding the foregoing, a Participant may not request a withdrawal on account of a Hardship under this Section 3.05 before he or she has exhausted all sources of funds available to him or her through distribution, withdrawal or loan under the Company’s 401 (k) plan.

Sec. 3.06 Offset to Distributions. Notwithstanding anything to the contrary hereunder, if a Participant owes any amounts to the Company at the time the distribution of his or her Account balance first becomes due, the Company reserves the right to offset such amounts against the amount of the Participant’s Account balance, subject to any applicable laws. For purposes of this Section 3.06, the offset shall be applied so as to include any fines, penalties, damages or any other amounts (including attorneys’ fees) imposed on or paid by the Company as a result of any criminal investigation, arrest or indictment of the Participant for conduct that took place during the Participant’s employment as an employee of the Company.

Sec. 3.07 Distributions to Specified Employees. In accordance with section 409A(a)(2)(B)(i) of the Code and the applicable guidance and regulations promulgated thereunder, notwithstanding anything to the contrary her eunder, distributions to Specified Employees as a result of a Separation from Service may not be made before the date which is 6 months after the date of Separation from Service (or, if earlier, the date of death of the Specified Employee).

ARTICLE 4 DEATH BENEFITS

Sec. 4.01 Distribution of Account Upon Death of Participant. Inthe event of a Participant’s death prior to the complete distribution of his or her Account pursuant to Article 3, the value of the Participant’s remaining Account under the Plan shall be paid to the Participant’s Beneficiary in cash in a single sum as soon as administratively practicable following the completion of the first valuation of the Participant’s Account pursuant to Section 2.03 which coincides with or next follows the Participant’s death.

Sec. 4.02 Designation of Beneficiary. For purposes of Section 4.01 hereof, the Participant’s Beneficiary shall be the person or persons so designated by the Participant in a written instrument submitted to the Plan Administrator. In the event the Participant fails to properly designate a Beneficiary, his or her Beneficiary shall be the Participant’s surviving spouse or, if none, his or her estate.

ARTICLE 5

VESTING

Sec. 5.01 Vesting of Account. A Participant shall be fully vested in his or her Account at all times.

ARTICLE 6 FUNDING

Sec. 6.01 Funding of Benefits. The Board may, but shall not be required to, authorize the establishment of a trust by the Company to serve as the funding vehicle for the benefits described in Articles 2 and 4 hereof. Any such trust shall satisfy the requirements of section 409A of the Code. In any event, the obligation of the Company hereunder shall constitute a general, unsecured obligation, payable solely out of general assets, and no Participant shall have any right to any specific assets of the Company.

ARTICLE 7 ADMINISTRATION

Sec. 7.01 Plan Administrator. The individual designated by the Board as the administrator of the Plan shall be the Plan Administrator for purposes of the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”). However, if such position is vacant, the Company shall be the Plan Administrator.

Sec. 7.02 Duties and Powers of Plan Administrator. The Plan Administrator shall have full power and authority to construe, interpret and administer this Plan and may, to the extent permitted by law, make factual determinations, correct defects, supply omissions and reconcile inconsistencies to the extent necessary to effectuate the Plan and, subject to Section 7.03, the Plan Administrator’s actions in doing so shall be final and binding on all persons interested in the Plan. The Plan Administrator may from time to time adopt rules and regulations governing the operation of this Plan and may employ and rely on such legal counsel, such actuaries, such accountants and such agents as it may deem advisable to assist in the administration of the Plan.

Sec. 7.03 Claims Procedure.

(a) The Company will advise each Participant and Beneficiary of any benefits to which he or she is entitled under the Plan. If any person believes that the Company has failed to advise him or her of any benefit to which he or she is entitled, he or she may file a written claim with the Plan Administrator. If the claim is wholly or partially denied, the Plan Administrator will provide the claimant with a written or electronic notification of the Plan’s adverse determination.

This written or electronic notification must be provided to the claimant within a reasonable period of time, but not later than 90 days after the receipt of the claim by the Plan Administrator, unless the Plan Administrator determines that special circumstances require an extension of time for processing the claim. If the Plan Administrator determines that an extension of time for processing is required, written notice of the extension will be furnished to the claimant prior to the termination of the initial 90 day period. In no event will such extension exceed a period of 90 days from the end of such initial period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination.

In the case of a claim for disability benefits, then instead of paragraph (a)(l) above, the Plan Administrator will provide the claimant with written or electronic notification of the Plan’s adverse benefit determination within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. This period may be extended by the Plan for up to 30 days, provided the Plan Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the claimant, prior to the expiration of the initial 45 day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If, prior to the end of the first 30-day extension period, the Plan Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Plan Administrator notifies the claimant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. In the case of any such extension, the notice of extension will specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the claimant will be afforded at least 45 days within which to provide the specified information.

(b) The Plan Administrator’s written or electronic notification of any adverse benefit determination must contain the following information:

The specific reason or reasons for the adverse determination.

Reference to the specific Plan provisions on which the determination is based.

A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary.

Appropriate information as to the steps to be taken if the claimant wants to submit the claim for review, as set forth in paragraph (c) below.

In the case of disability benefits:

(i)	If an internal rule, guideline, protocol, or other similar

criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided to the claimant free of charge upon request.

(ii) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the medical circumstances, or a statement that such explanation will be provided to the claimant free of charge upon request.

(c) Upon the denial of a claim for benefits, a claimant may file a claim for review, in writing, with the Deferred Compensation Committee (excluding the Plan Administrator).

(1)	The claimant must file the claim for review no later than 60 days after the claimant has received written notification of the denial of the claim for benefits. However, if the claim is for disability benefits, then instead of the above, a claimant must file the claim for review no later than 180 days following receipt of notification of an adverse benefit determination.

A claimant may submit written comments, documents, records, and other information relating to the claim for benefits.

A claimant may review all pertinent documents relating to the denial of the claim and submit any issues and comments, in writing, to the Deferred Compensation Committee (excluding the Plan Administrator).

A claimant will be provided, upon request and free of charge,

reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits.

(5)	The claim for review must be given a full and fair review. This review will take into account all comments, documents, records, and other information submitted by a claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(6)	In addition to the above, if the claim is for disability benefits, then the following shall apply:

(i) The claim will be reviewed without deference to the initial adverse benefit determination and the review will be conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual.

(ii) In deciding an appeal of any adverse benefit determination that is based in whole or in part on medical judgment, the appropriate named fiduciary will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment.

(iii) Any medical or vocational experts whose advice was

obtained on behalf of the Plan in connection with the adverse benefit determination will be identified, without regard to whether the advice was relied upon in making the benefit determination.

(iv) The health care professional engaged for purposes of a

consultation under paragraph (6)(ii) above will be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.

(7) The Deferred Compensation Committee (excluding the Plan Administrator) will provide the claimant with written or electronic notification of the Plan’s benefit determination on review. The Administrator must provide a claimant with notification of this denial within 60 days after receipt by the Deferred Compensation Committee (excluding the Plan Administrator) of the written claim for review, unless the Deferred Compensation Committee (excluding the Plan Administrator) determines that special circumstances require an extension of time for processing the claim. If the Deferred Compensation Committee (excluding the Plan Administrator) determines that an extension of time for processing is required, written notice of the extension will be furnished to a claimant prior to the termination of the initial 60 day period. In no event will such extension exceed a period of 60 days from the end of the initial period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review. However, if the claim relates to disability benefits, then 45 days will apply instead of 60 days in the preceding sentences. In the case of an adverse benefit determination, the notification will set forth:

(i)	The specific reason or reasons for the adverse determination.

(ii) Reference to the specific Plan provisions on which the benefit determination is based.

(iii) A statement that a claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits.

(iv) A statement of the claimant’s right to bring an action under section 502(a) of ERISA.

(v)	In the case of a claim for disability benefits:

(A) If an internal rule, guideline, protocol, or other

similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided to a claimant free of charge upon request

(B) If the adverse benefit determination is based on a

medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the medical circumstances, or a statement that such explanation will be provided to a claimant free of charge upon request.

(8) If a claim for benefits is denied or ignored, in whole or in part, a claimant may file suit in a state or federal court. However, in order to do so, a claimant must file the suit no later than 180 days after the Deferred Compensation Committee (excluding the Plan Administrator) makes a final determination to deny the claim.

ARTICLE 8 AMENDMENT AND TERMINATION

Sec. 8.01 Authority to Amend. The Board or its designee may amend the Plan at any time in any manner whatsoever. Notwithstanding the above, no amendment shall operate to reduce the benefit amount accrued on behalf of a Participant on the effective date of the amendment

Sec. 8.02 Right to Terminate. Continuance of the Plan is completely voluntary and is not assumed as a contractual obligation of the Company. The Company shall have the right at any time for any reason to terminate the Plan, by action of the Board; provided, however, that the Plan termination shall not operate to reduce the amount accrued on behalf of a Participant on the effective date of the Plan’s termination. In the event of Plan termination, distribution of a Participant’s Account balance shall occur at the time distribution otherwise would be made to him or her hereunder in accordance with the applicable provision of Article 3.

ARTICLE 9 MISCELLANEOUS

Sec. 9.01 No Right to Employment. Nothing contained herein (a) shall be deemed to exclude a Participant from any compensation, bonus, pension, insurance, severance pay or other benefit to which he or she otherwise is or might become entitled to as an Employee or (b) shall be construed as conferring upon an Employee the right to continue in the employ of the Company.

Sec. 9.02 No Compensation for Other Benefits. Any amounts paid hereunder shall not be deemed salary or other compensation to a Participant for the purposes of computing benefits to which he or she may be entitled under any other arrangement established by the Company for the benefit of its employees.

Sec. 9.03 Rights and Obligations. Hie rights and obligations created hereunder shall be binding on a Participant’s heirs, executors and administrators and on the successors and assigns of the Company.

Sec. 9.04 Payments to Representatives. If any Participant or Beneficiary entitled to receive any benefits hereunder is determined by the Plan Administrator, or is adjudged to be, legally incapable of giving valid receipt and discharge for such benefits, the benefits shall be paid to a duly appointed and acting conservator or guardian, or other legal representative of such Participant or Beneficiary, if any, and if no such legal representative is appointed and acting, to such person or persons as the Plan Administrator may designate. Such payments shall, to the extent made, be deemed a complete discharge for such payments under this Plan.

Sec. 9.05 Governing Law. The Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

Sec. 9.06 Nonalienation. Except as hereinafter provided with respect to family disputes, the rights of any Participant under this Plan are personal and may not be assigned, transferred, pledged or encumbered. Any attempt to do so shall be void. In cases of family disputes, the Company will observe the terms of the Plan unless and until ordered to do otherwise by a state or Federal court. As a condition of participation, a Participant agrees to hold the Company harmless from any claim that arises out of the Company’s obeying the final order of any state or Federal court, whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court . For purposes of this Section 9.06, “family dispute” means a dispute relating to provision of child support, alimony payments, or marital property rights to a spouse, former spouse or other dependent of the Participant.

Sec. 9.07 Limitations on Obligations. Neither the Company nor any member of the Board shall be responsible or liable in any manner to any Participant, Beneficiary or any person claiming through them for any benefit or action taken or omitted in connection with the granting of benefits, the continuation of benefits, or the interpretation and administration of this Plan.

Sec. 9.08 Withholding. If the Company is required to withhold amounts under applicable federal, state or local tax laws, rales or regulations, the Company shall be entitled to deduct and withhold such amounts from any cash payment made pursuant to this Plan.

Sec. 9.09 Lost Payees. Any benefit payable under the Plan shall be deemed forfeited if the Plan Administrator is unable to locate the Participant or Beneficiary to whom payment is due; provided, however, that such benefit shall be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefit.

AMENDMENT 2005-1 TO THE

2005 DEFERRED COMPENSATION PLAN FOR KEY

EMPLOYEES OF SRA INTERNATIONAL, INC.

WHERAS, the Board of Directors of SRA International, Inc. (the “Company”) has delegated to Stephen C. Hughes and Melissa A. Burgum the authority to adopt certain amendments to the 2005 Deferred Compensation Plan for Key Employees of SRA International, Inc. (the “Plan”) in a resolution dated December 8,2005;

NOW THEREFORE, pursuant to such resolution, Section 2.01 (a) of the Plan is hereby amended as follows:

Sec. 2.01 Participant Compensation Deferral Amounts.

(a) Subject to paragraph (d), each Eligible Employee may elect in writing to receive a portion of his or her future base salary, as determined in paragraph (b), as deferred compensation, subject to such rules and procedures as the Plan Administrator deems appropriate. In all events, each such election shall be made once every Plan Year by the end of December that is immediately prior to the Plan Year with respect to which the base salary is earned. Notwithstanding the foregoing, with respect to the Participant’s first Plan Year, an Eligible Employee may make a written election, within 30 days after becoming eligible to participate in the Plan, to receive a portion of his or her base salary to be earned following such election, as deferred compensation. In addition, each Eligible Employee may elect in writing to receive a portion of his or her future bonus paid by the Company, as determined under paragraph (b), as deferred compensation, subject to such rules and procedures as the Plan Administrator deems appropriate. Each election to defer a portion of the bonus shall be made once with respect to each Plan Year at least six (6) months prior to the end of the fiscal year to which the bonus relates.

IN WITNESS WHEREOF, the undersigned has executed this Amendment 2005-1 on this 20th day of December, 2005 to, be effective upon its signing.

SRA INTERNATIONAL, INC.

By: Stephen C. Hughes

AMENDMENT TO THE 2005 DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES OF SRA INTERNATIONAL, INC.

WHEREAS, SRA International, Inc. (the “Company”) currently maintains the 2005 Deferred Compensation Plan for Key Employees of SRA International, Inc. (the “Plan”); and

WHEREAS, the Company has reserved the power to amend the Plan under Section 8.01 and the Company desires to amend the Plan to reflect the issuance of final regulations by the Internal Revenue Service under Section 409A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, effective February 1,2005, the Plan is hereby amended as follows:

1. Section 3.01 of the Plan shall be amended to read as follows:

“Sec. 3.01 Distribution Upon Attainment of Normal Retirement Age.

Distributions from a Participant’s Account due to the Participant’s attainment of his or her Normal Retirement Age (or, depending on the Participant’s election at the time of deferral, his or her Separation from Service, if later) shall be paid in a cash lump sum unless the Participant elects, at the time of his or her initial deferral election in accordance with Section 2.01 above, in such manner as determined by the Plan Administrator, to receive equal annual installments over a specified period. Such election shall be irrevocable, except as provided in Section 3.04 or 3.05 below. The payment shall commence as soon as administratively feasible within ninety (90) days of the date the Participant attains his or her Normal Retirement Age. Notwithstanding the foregoing, a Participant who is employed by the Company may make an irrevocable election to defer commencement of such payment for a period of at least five (5) years, provided such election is made at least one year prior to the date the Participant is to begin receiving payments pursuant to this Section 3.01. Further, notwithstanding the foregoing, upon the Participant’s attainment of Normal Retirement Age, if all unpaid amounts in the Participant’s Account do not exceed ten thousand dollars ($10,000), all unpaid amounts in the Participant’s Account as of such date shall be paid in a lump sum in accordance with the applicable terms of the Plan.”

2. Section 3.02 of the Plan shall be amended to read as follows:

“Sec. 3.02 Distribution Upon Separation from Service.

Notwithstanding the Participant’s election for a later distribution under Sections 3.01 or 3.03, upon a Participant’s Separation from Service prior to his or her Normal Retirement Age, the Account balance of the Participant shall be paid at the time of his or her Separation from Service in a cash lump sum unless the Participant irrevocably elects, at the time of his or her initial deferral election in accordance with Section 2.01 above, in such manner as determined by the Plan Administrator, to receive equal annual installments over a specified period. However, the preceding sentence shall not apply if the Participant has elected a distribution upon attainment of his or her Normal Retirement Age and has not revoked such election at the time of his or her Separation from Service. Such election shall be irrevocable, except as provided in Section 3.04 or 3.05 below. The payment shall commence as soon as

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administratively feasible within ninety (90) days of the date of the Participant’s Separation from Service. Further, notwithstanding the foregoing, upon the Participant’s Separation from Service, if all unpaid amounts in the Participant’s Account do not exceed ten thousand dollars ($10,000), all unpaid amounts in the Participant’s Account as of such date shall be paid in a lump sum in accordance with the applicable terms of the Plan.”

3. Section 3.03 of the Plan shall be amended to read as follows:

“Sec. 3.03 In-Service Distribution. Notwithstanding anything to the contrary under this Plan, a Participant may elect, at the time of his or her initial deferral election in accordance with Section 2.01 above, in such manner as determined by the Plan Administrator, to receive his or her Account balance on a fixed date, provided such date follows the Participant’s deferral election by at least two (2) years. Such distribution shall be made in a cash lump sum, unless the Participant elects, at the same time and in the same manner as the election referenced in the preceding sentence, to receive equal annual installments over a specified period. Further, notwithstanding the foregoing, a Participant who has made an election under this Section 3.03 may elect to defer receipt of his or her Account balance on a previously selected fixed date or dates, for a period of at least five (5) years, provided such election is made at least one year prior to the date the Participant is to begin receiving payments pursuant to this Section 3.03. The elections referenced in the preceding three sentences shall be irrevocable, except as provided in Section 3.04 or 3.05 below. The payment shall commence as soon as administratively feasible within ninety (90) days of the above referenced anniversary dates. Notwithstanding the foregoing, upon the above referenced anniversary dates, if all unpaid amounts in the Participant’s Account do not exceed ten thousand dollars ($10,000), all unpaid amounts in the Participant’s Account as of such date shall be paid in a lump sum in accordance with the applicable terms of the Plan.”

4. Section 3.07 of the Plan shall be amended to read as follows:

“Sec. 3.07 Distributions to Specified Employees and Officers. In

accordance with section 409A(a)(2)(B)(i) of the Code and the applicable guidance and regulations promulgated thereunder, notwithstanding anything to the contrary hereunder, distributions to Specified Employees as a result of a Separation from Service may not be made before the date which is six (6) months after the date of Separation from Service (or, if earlier, the date of death of the Specified Employee). In addition, distributions as a result of Separation from Service to officers of the Company who are not Specified Employees may not be made before the date which is six (6) months after the date of Separation from Service (or, if earlier, the date of death of the officer).”

5. Section 4.01 of the Plan shall be amended to read as follows:

“Sec. 4.01 Distribution of Account Upon Death of Participant. In the

event of a Participant’s death prior to the complete distribution of his or her Account pursuant to Article 3, the value of the Participant’s remaining Account under the Plan shall be paid to the Participant’s Beneficiary in cash in a single sum as soon as administratively practicable within 90 days of the completion of the first valuation of the Participant’s Account pursuant to Section 2.03 which coincides with or next follows the Participant’s death.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on this 7th day of September, 2007.

SRA INTERNATIONAL, INC.

By:

Print Name: Melissa A. Burgum

Title: VP and Corporate Controller

Assistant Secretary and Assistant Treasurer

AMENDMENT TO THE

2005 DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES OF SRA INTERNATIONAL, INC.

WHEREAS, the Board of Directors of SRA International, Inc. (the “Company”) has delegated to Melissa A. Burgum the authority to adopt certain amendments to the 2005 Deferred Compensation Plan for Key Employees of SRA International, Inc. (the “Plan”) in a resolution dated December 8, 2005;

NOW THEREFORE, effective February 1, 2005 unless otherwise stated herein, pursuant to such resolution, the Plan is amended as follows:

1. Section 1.01 shall be amended by changing the following definitions therein to read as follows:

“Account” means the entire interest of a Participant in the Plan, which will reflect the separate distribution elections of the Participant.

“Change in Control” shall be deemed to have occurred if (i) as a result of any transaction, another person or entity (as defined in Treasury regulations under Code section 409 A) (the “Acquirer”) acquires voting stock of the Company in an aggregate amount so as to enable the Acquirer to exercise more than 50% of the voting power of the Company, (ii) an unrelated Acquirer (as defined in applicable Treasury guidance) acquires all or substantially all of the assets of the Company, or (iii) upon the consummation of a merger or consolidation to which the Company is a party, the voting stock of the Company outstanding immediately prior to consummation of the merger or consolidation is converted into cash or securities possessing less than 50% of the voting power of the surviving corporation.

Notwithstanding the foregoing, for Compensation Deferrals made with respect to Plan Years beginning on or after January 1, 2011, “Change in Control” shall mean the occurrence of any of the following:

(i) New Significant Shareholder: Any Person (such term being used herein with the same meaning as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the ‘“34 Act”) to include syndicates or groups) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the ‘34 Act), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of then outstanding securities of the Company; provided, however, that:

(A) such Person shall not include (w) the Company or any subsidiary of the Company, (x) a corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company, (y) an employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, or (z) Ernst Volgenau, William Brehm or any “Permitted Transferee” (used herein as defined in the Amended and Restated Certificate of Incorporation of SRA International, Inc.) of either Dr. Volgenau or Mr. Brehm so long as such transferee continues to so qualify as a Permitted Transferee; and

(B) no crossing of such 35% threshold shall be a “Change in Control” if it is caused (x) solely as a result of an acquisition by the Company of its voting securities or (y) solely as a result of an acquisition of voting securities of the Company directly from the Company, in either case until such time thereafter as such Person acquires additional voting securities other than directly from the Company, and, after giving effect to such transaction, such Person owns securities representing 35% or more of the combined voting power of then outstanding securities of the Company;

(ii) Material Change in Board of Directors: Individuals who, as of the date hereof, constitute the Board (such individuals being referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the ‘34 Act relating to the election of the directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iii) Merger or Asset Sale and Material Change in Shareholders and the Board: A merger, consolidation, reorganization or share exchange, or sale of all or substantially all of the assets, of the Company, unless, immediately following such transaction, all of the following shall apply: (A) all or substantially all of the beneficial owners of the Company immediately prior to such transaction will beneficially own in substantially the same proportions, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such transaction (including, without limitation, a corporation or other entity which, as a result of such transaction, owns the Company or all or substantially all of the Company assets, either directly or through one or more subsidiaries) (the “Successor Entity”), (B) no Person (other than Ernst Volgenau, William Brehm or any Permitted Transferee of either Dr. Volgenau or Mr. Brehm so long as such transferee continues to so qualify as a Permitted Transferee) will be the beneficial owner, directly or indirectly, of 35% or more of the combined voting power of the then outstanding voting securities of the Successor Entity, and (C) at least a majority of

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the members of the board of directors of the Successor Entity will be Incumbent Directors.

All terms used in the immediately preceding clauses (i), (ii), and (iii) shall be interpreted in a manner consistent with the ‘34 Act.

Notwithstanding anything to the contrary contained herein, in no event shall a Change in Control be deemed to have occurred unless it constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5)(i).

“Valuation Date” means any day upon which the Plan Administrator makes valuations of the Account. The Plan uses a daily valuation.

2. A new Section 1.03 shall be added to the Plan to read as follows:

Sec. 1.03 Code Section 409A Compliance. Notwithstanding anything contained in the Plan or in any documents issued under the Plan, it is intended that the Plan will at all times conform to the requirements of Internal Revenue Code section 409A and any regulations or other guidance issued thereunder, and the provisions of the Plan will be interpreted to meet such guidance. If any provision of the Plan, election or election forms, or participation agreement, is determined not to conform to such requirements, the Plan, election or election form, or participation agreement, as applicable, shall be interpreted to omit such offending provisions. Further, the definitions of permissible payment events under Section 1.01, including but not limited to “Change of Control” and “Separation from Service,” shall be interpreted consistently with section 409A and shall not include any events which do not meet the definition of “Separation from Service” or “Change of Control” or other applicable payment events under the regulations and guidance interpreting section 409A.

3. Section 2.01 of the Plan is hereby amended as follows:

Sec. 2.01 Participant Compensation Deferral Amounts.

(a) Subject to paragraph (d), each Eligible Employee may elect in writing to receive a portion of his or her future base salary, as determined in paragraph (b), as deferred compensation, subject to such rules and procedures as the Plan Administrator deems appropriate. In all events, each such election shall be made once every Plan Year by the end of December that is immediately prior to the Plan Year with respect to which the base salary is earned. Notwithstanding the foregoing, with respect to the Participant’s first Plan Year, an Eligible Employee may make a written election, within 30 days after becoming eligible to participate in the Plan, to receive a portion of his or her base salary to be earned following such election, as deferred compensation. In addition, each Eligible Employee may elect in writing to receive a portion of his or her future bonus paid by the Company, as determined under paragraph (b), as deferred compensation, subject to such rules and procedures as the Plan Administrator deems appropriate.

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Each election to defer a portion of the bonus shall be made once with respect to each year, in accordance with section 409A, at least six (6) months prior to the end of the fiscal year to which the bonus relates.

4. Section 3.02 of the Plan shall be amended to read as follows:

Sec. 3.02 Distribution Upon Separation from Service. Notwithstanding the Participant’s election for a later distribution under Sections 3.01 or 3.03, upon a Participant’s Separation from Service prior to his or her Normal Retirement Age, the Account balance of the Participant shall be paid at the time of his or her Separation from Service in a cash lump sum unless the Participant irrevocably elects, at the time of his or her initial deferral election in accordance with Section 2.01 above, in such manner as determined by the Plan Administrator, to receive equal annual installments over a specified period. However, the preceding sentence shall not apply if the Participant has elected a distribution upon attainment of his or her Normal Retirement Age and has not revoked such election at the time of his or her Separation from Service in a manner permitted under Code section 409A. Such election shall be irrevocable, except as provided in Section 3.04 or 3.05 below. The payment shall commence as soon as administratively feasible within ninety (90) days of the date of the Participant’s Separation from Service. Further, notwithstanding the foregoing, upon the Participant’s Separation from Service, if all unpaid amounts in the Participant’s Account do not exceed ten thousand dollars ($10,000), all unpaid amounts in the Participant’s Account as of such date shall be paid in a lump sum in accordance with the applicable terms of the Plan.

5. Section 3.03 of the Plan shall be amended to read as follows:

Sec. 3.03 In-Service Distribution. Notwithstanding anything to the contrary under this Plan, a Participant may elect, at the time of his or her initial deferral election in accordance with Section 2.01 above, in such manner as determined by the Plan Administrator, to receive distributions of his or her Account balance on a fixed date, provided such date follows the Participant’s deferral election by at least two (2) years. Such distribution shall be made in a cash lump sum, unless the Participant elects, at the same time and in the same manner as the election referenced in the preceding sentence, to receive equal annual installments over a specified period. Further, notwithstanding the foregoing, a Participant who has made an election under this Section 3.03 may elect to defer receipt of his or her Account balance distribution on a previously selected fixed date or dates, for a period of at least five (5) years, provided such election is made at least one year prior to the date the Participant is to begin receiving payments pursuant to this Section 3.03. The elections referenced in the preceding three sentences shall be irrevocable, except as provided in Section 3.04 or 3.05 below. The payment shall commence as soon as administratively feasible within seventy (70) days of the above referenced dates. Notwithstanding the foregoing, upon the above referenced dates, if all such unpaid amounts in the Participant’s Account do not exceed ten thousand dollars ($10,000), all such

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unpaid amounts in the Participant’s Account as of such date shall be paid in a lump sum in accordance with the applicable terms of the Plan.

6. Section 4.01 of the Plan shall be amended to read as follows effective January 1, 2012.

Sec. 4.01 Distribution of Account Upon Death of Participant. In the

event of a Participant’s death prior to the complete distribution of his or her Account pursuant to Article 3, the value of the Participant’s remaining Account under the Plan shall be paid to the Participant’s Beneficiary in cash in a single sum as soon as administratively practicable within the 90 day- period immediately following the Participant’s death.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Plan on the 15th day of December 2010, to be effective upon signing unless otherwise indicated.

SRA INTERNATIONAL, INC.

By:

Melissa A. Burgum

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